As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-_______

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

fOrm S-8

registration statement

under the securities act of 1933

Xtant Medical holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5313323 (I.R.S. Employer Identification No.)

664 Cruiser Lane Belgrade, Montana (Address of Principal Executive Offices)	59714 (Zip Code)

Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Sean E. Browne

President and Chief Executive Officer

Xtant Medical Holdings, Inc.

664 Cruiser Lane

Belgrade, Montana 59714

(Name and address of agent for service)

(406) 388-0480

(Telephone number, including area code, of agent for service)

Copies requested to:

Amy E. Culbert, Esq.

Thomas A. Letscher, Esq.

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402-3338

(612) 607-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.000001 per share	1,500,000 shares	$2.36	$3,540,000.00	$459.49

(1)	The number of shares of common stock, par value $0.000001 per share (“Common Stock”), being registered hereunder represents an increase in the total number of shares available for issuance under the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). 1,307,747 shares have been previously registered under a Registration Statement on Form S-8 (Reg. No. 333-226588). In addition, the maximum number of shares of Common Stock that may be issued under the 2018 Plan is subject to adjustment in accordance with certain provisions of the 2018 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Common Stock that become issuable under the 2018 Plan by reason of any recapitalization, stock split, stock dividend or other similar transaction effected without receipt of consideration where the outstanding shares of Common Stock are increased, converted or exchanged.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock as reported by the NYSE American on November 5, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) of Xtant Medical Holdings, Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,500,000 shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”), issuable pursuant to awards granted under the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). This share increase was approved by the Company’s board of directors on August 30, 2019 and by the Company’s stockholders at an annual meeting of stockholders held on October 30, 2019. The Company previously filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (Reg. No. 333-226588) to register the initial 1,307,747 shares of Common Stock available for issuance under the 2018 Plan, which prior Registration Statement, with the exception of Items 3 and 8 of Part II of such prior Registration Statement, is hereby incorporated by reference.

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PART II

Information Required In The Registration Statement

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents, which have been previously filed (not furnished) with the SEC:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019 and as amended on a Form 10-K/A filed with the SEC on April 29, 2019 (File No. 001-34951);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 15, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 8, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 7, 2019 (File No. 001-34951);

(c)	The Company’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the SEC on February 11, 2019, March 20, 2019, April 5, 2019, May 28, 2019, August 20, 2019, October 7, 2019 and October 31, 2019 (File No. 001-34951);

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, as amended, filed with the SEC on September 20, 2019 for the Company’s 2019 Annual Meeting of Stockholders held on October 30, 2019 (File No. 001-34951); and

(e)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description (File No. 001-34951).

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14, or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

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Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Xtant Medical Holdings, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 13, 2018 (SEC File No. 0-34941) and incorporated by reference herein)

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Xtant Medical Holdings, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2019 (SEC File No. 0-34941) and incorporated by reference herein)

3.3	Second Amended and Restated Bylaws of Xtant Medical Holdings, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 16, 2018 (SEC File No. 0-34941) and incorporated by reference herein)

3.4	Form of Common Stock Certificate of Xtant Medical Holdings, Inc. (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 21, 2015 (Reg. File No. 333-208677) and incorporated by reference herein)

5.1	Opinion of Fox Rothschild LLP regarding the validity of the shares of Common Stock being registered (filed herewith)

23.1	Consent of Plante & Moran, PLLC (filed herewith)

23.2	Consent of Fox Rothschild LLP (included within the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan, as amended (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2019 (SEC File No. 0-34941) and incorporated by reference herein)

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belgrade, State of Montana, on November 8, 2019.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Peters, Sean Browne and Greg Jensen, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Sean E. Browne	President and Chief Executive Officer and Director (principal executive officer)	November 8, 2019
Sean E. Browne

/s/ Greg Jensen	Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	November 8, 2019
Greg Jensen

/s/ Jeffrey Peters	Chairman of the Board	November 8, 2019
Jeffrey Peters

/s/ John Bakewell	Director	November 8, 2019
John Bakewell

/s/ Michael Eggenberg	Director	November 8, 2019
Michael Eggenberg

/s/ Robert McNamara	Director	November 8, 2019
Robert McNamara

/s/ Matthew Rizzo	Director	November 8, 2019
Matthew Rizzo

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